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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

CONSCIOUS INTENTION, INC.
(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)	Title of each class of securities to which transaction applies: Common Shares

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction: $0

(5)	Total fee paid: $0

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

CONSCIOUS INTENTION, INC.

6620 LAKE WASHINGTON BOULEVARD

SUITE 301

KIRKLAND WA 98033

INFORMATION STATEMENT
SHAREHOLDER MAJORITY ACTION AS OF AUGUST 13, 2007

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

NOTICE IS HEREBY GIVEN TO ALL STOCKHOLDERS THAT A MAJORITY ACTION OF STOCKHOLDERS (THE "ACTION") OF CONSCIOUS INTENTION, INC. ("CONSCIOUS INTENTION" OR THE "COMPANY") WAS TAKEN ON AUGUST 13, 2007 BY THE MAJORITY OF STOCKHOLDERS IN ACCORDANCE WITH SECTIONS 78.315 AND 78.320 OF THE NEVADA REVISED STATUTES. THESE PERSONS COLLECTIVELY OWN IN EXCESS OF THE REQUIRED MAJORITY OF THE OUTSTANDING VOTING SECURITIES OF CONSCIOUS INTENTION NECESSARY FOR THE ADOPTION OF THE ACTION.

1.	To approve the amendment of the Articles of Incorporation to:
a.	Allow the board of directors to change the Corporation’s name and
b.	Change the authorized share capital of Conscious Intention to 500,000,000 shares of common stock with a par value of $0.001 per share

STOCKHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON AUGUST 10, 2007 SHALL BE ENTITLED TO RECEIPT OF THIS INFORMATION STATEMENT.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ ANDREW HAMILTON
ANDREW HAMILTON, PRESIDENT &
CHIEF EXECUTIVE OFFICER

Approximate date of mailing: AUGUST 24, 2007

CONSCIOUS INTENTION, INC.
6620 LAKE WASHINGTON BOULEVARD

SUITE 301

KIRKLAND WA 98033

INFORMATION STATEMENT FOR STOCKHOLDERS

The Board of Directors of Conscious Intention, Inc.., a Nevada corporation ("Conscious Intention" or the "Company") is furnishing this INFORMATION STATEMENT to shareholders in connection with a majority action of shareholders (the "Action") of Conscious Intention taken on August 13, 2007, in accordance with sections 78.315 and 78.320, respectively of the Nevada Revised Statutes. These stockholders collectively own in excess of the required majority of the outstanding voting securities of Conscious Intention necessary for the adoption of the action. The following matters were approved:

1.	To approve the amendment of the Articles of Incorporation to:
a.	Allow the board of directors to change the Corporation’s name and
b.	Change the authorized share capital of Conscious Intention to 500,000,000 shares of common stock with a par value of $0.001 per share

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. PLEASE DO NOT SEND IN ANY OF YOUR STOCK CERTIFICATES AT THIS TIME.

This Information Statement is first being mailed on or about August 24, 2007. This Information Statement constitutes notice to Conscious Intention's stockholders of corporate action by stockholders without a meeting as required by Chapter 607 of the Nevada Revised Statutes.

The date of this Information Statement is August 13, 2007.

QUESTIONS AND ANSWERS

Q: What am I being asked to approve?

A: You are not being asked to approve anything. This Information Statement is being provided to you solely for your information. One stockholder holding a majority of the outstanding voting common stock of Conscious Intention (the "Majority Stockholders") have already agreed to approve:

1.	To approve the amendment of the Articles of Incorporation to:
a.	Allow the board of directors to change the Corporation’s name and
b.	Change the authorized share capital of Conscious Intention to 500,000,000 shares of common stock with a par value of $0.001 per share.

Q:     Why have the Board of Directors and the Majority Stockholders agreed to approve these actions?

A: Conscious Intention is a name that the corporation inherited from its history as a company focused on the executive search field.  The board believes that another name would be more attractive to potential business partners.  In addition, as the Company has already issued almost all of its authorized share capitalization, the board must have the ability to issue additional shares if the Company is to ever receive any financing.

GENERAL INFORMATION

Outstanding Shares and Voting Rights

On August 10,2007 (the "Record Date"), Conscious Intention had 9,970,000 outstanding shares of common stock with a par value of $0.001 per share. These are the securities that would have been entitled to vote if a meeting was required to be held. Each share of common stock is entitled to one vote. The outstanding shares of common stock at the close of business on the Record Date for determining stockholders who would have been entitled to notice of and to vote on the amendments to Conscious Intention's Articles of Incorporation, were held by approximately forty-two (42) stockholders of record. In connection with the various matters outlined in this Information Statement, Conscious Intention's Board of Directors and a majority of its shareholders, by written consent in lieu of a shareholders meeting, have agreed to:

•	Allow the board of directors to change the Corporation’s name and;

•	increase the authorized common shares of the corporation to 500,000,000

The principal effect of these actions will be to permit the Company to issue more shares.

Approval of these actions requires the affirmative consent of at least a majority of the outstanding shares of common stock of Conscious Intention. Majority Stockholders holding a total of more than 9,572,000 shares of common stock (96%), have already agreed to these actions.

Approval of the Number of Authorized Shares. The increase in the number of authorized shares is intended to give the Company maximum flexibility in seeking financing or pursuing other business opportunities.  Approval of this action requires the affirmative consent of at least a majority of the outstanding shares of common stock of Conscious Intention. Majority Stockholders holding a total of more than 9,572,000 shares of common stock (96%), have already agreed to this action.

Approval of the Name Change Authority. The proposed change of Conscious Intention's at the direction of the board of directors will remove the irrelevant association with the Company’s past business of executive coaching software and to allow it to pursue other opportunities.   The name Conscious Intention very much limits the Company’s ability to pursue other opportunities.   Approval of the name change requires the affirmative consent of at least a majority of the outstanding shares of common stock of Conscious Intention. Majority Stockholders holding a total of more than 9,572,000 shares of common stock (96%), have already agreed to this action.

Record Date

The close of business on August 10, 2007, has been fixed as the record date for the determination of shareholders entitled to receive this Information Statement.

Expenses of Information Statement

The expenses of mailing this Information Statement will be borne by Conscious Intention, including expenses in connection with the preparation and mailing of this Information Statement and all documents that now accompany or may hereafter supplement it. It is contemplated that brokerage houses, custodians, nominees and fiduciaries will be requested to forward the Information Statement to the beneficial owners of the common stock, held of record by such persons, and that Conscious Intention will reimburse them for their reasonable expenses incurred in connection therewith.

Interest of Certain Persons in Matters to Be Acted on

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, through security holdings or otherwise, in any action covered by the related resolutions adopted by the Board of Directors and the Majority Stockholders, which is not shared by all other stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information concerning the ownership of common stock with respect to shareholders who were known to Conscious Intention to be beneficial owners of more than 5% of the common stock as of August 10, 2007, and officers and directors of Conscious Intention individually and as a group. Unless otherwise indicated, the beneficial owner has sole voting and investment power with respect to such shares of common stock.

Title of class	Name and address of beneficial owner	Amount of beneficial ownership	Percent of class*
Executive Officers & Directors:
Common	Andrew Hamilton 302 - 1272 Hamilton St. Vancouver, BC V6B 1E2	9,572,000 shares	96%

Total of All Directors and Executive Officers:		9,572,000 shares	96%

More Than 5% Beneficial Owners:		None	0

AMENDMENT TO ARTICLES OF INCORPORATION

Amendment to Authorized Share Capital

Conscious Intention's current authorized share capitalization will increase from 10,000,000 shares of common stock with a par value of $0.001 per share to 500,000,000 shares of common stock with a par value of $0.001 per share.      The primary consequence of these actions will be to allow the board of directors to substantially dilute the current shareholders of the corporation without additional shareholder approval.

Name Change

The proposed amendment to Conscious Intention's Articles of Incorporation will allow the board of directors to change the corporation’s name without shareholder approval.   On filing of the Amendment to the Articles of Amendment with the Nevada Secretary of State, any name change will be effective.

General

The foregoing amendments will become effective on the opening of business on the twenty first day following the mailing of the Definitive Stockholders Information Statement to Conscious Intention's stockholders. Any executive officer, as required by the Nevada Law, is entitled to execute and file the Articles of Amendment with the Secretary of the State of the State of Nevada and such other agencies or entities as may be deemed required or necessary.

Following any name change, the share certificates you now hold will continue to be valid. In the future, new share certificates will be issued bearing the new name, but this in no way will effect the validity of your current share certificates. Certificates bearing our new name will be issued in due course as old share certificates are tendered for exchange or transfer to our transfer agent: Pacific Stock Transfer Company, 500 E. Warm Springs Road, Ste 240, Las Vegas NV 89119.

SHARE CAPITALIZATION OF CONSCIOUS INTENTION

Material Terms of the Common Stock

As of August 10, 2007, there were 9,970,000 shares issued and outstanding. No additional shares will be issued by virtue of these actions.

The holders of shares of common stock are entitled to one vote for each share held of record on each matter submitted to shareholders. Shares of common stock do not have cumulative voting rights for the election of directors. The holders of shares of common stock are entitled to receive such dividends as the Board of Directors may from time to time declare out of funds of Conscious Intention, legally available for the payment of dividends. The holders of shares of common stock do not have any preemptive rights to subscribe for or purchase any stock, obligations or other securities of Conscious Intention and have no rights to convert their common stock into any other securities.

On any liquidation, dissolution or winding up of Conscious Intention, holders of shares of common stock are entitled to receive pro rata on all of the assets of Conscious Intention available for distribution to shareholders.

The foregoing summary of the material terms of the capital stock of Conscious Intention does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the provisions of the Articles of Incorporation of Conscious Intention.

Executive Compensation.

The table below summarizes all compensation awarded to, earned by, or paid to our current executive officers for each of the last three completed fiscal years.

		Annual Compensation				Long Term Compensation
Name	Title	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awarded ($)	Options/ SARs (#)	LTIP Payouts ($)	All Other Compensation ($)
Andrew Hamilton	Director, Chief Executive Officer, President, Treasurer, Secretary	2005 2004 2003	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0

Compensation to Directors

As previously noted, we have no standard arrangement to compensate directors for their services in their capacity as directors except for the granting from time to time of incentive stock options. During the last fiscal year, we did not grant any stock options to our directors.

Stock Option Grants

We did not grant any stock option to the executive officers during our most recent fiscal year ended December 31, 2006. We have also not granted any stock option to the executive officers since December 31, 2006.

Board of Directors Report on Executive Compensation

The Board of Directors of Conscious Intention will be responsible for reviewing and determining the annual salary and other compensation of the executive officers and key employees of Conscious Intention. The goals of Conscious Intention are to align compensation with business objectives and performance and to enable Conscious Intention to attract, retain and reward executive officers and other key employees who contribute to the long-term success of Conscious Intention. Conscious Intention will provide base salaries to its executive officers and key employees sufficient to provide motivation to achieve certain operating goals. Although salaries are not specifically tied to performance, incentive bonuses are available to certain executive officers and key employees. In the future, executive compensation may include without limitation cash bonuses, stock option grants and stock reward grants. In addition, Conscious Intention may set up a pension plan or similar retirement plans.

Conscious Intention has no pension, health, annuity, insurance, profit sharing or similar benefit plans.

Stock Options

Conscious Intention has no stock options outstanding.

Familial Relationships

None.

Indemnification

The Nevada Revised Statutes contain provisions for indemnification of the officers and directors of Conscious Intention. The Bylaws require Conscious Intention to indemnify such persons to the full extent permitted by law. The Bylaws with certain exceptions, eliminate any personal liability of a director to Conscious Intention or its stockholders for monetary damages to Conscious Intention or its stockholders for gross negligence or lack of care in carrying out the director's fiduciary duties. Nevada law permits such indemnification if a director or officer acts in good faith in a manner reasonably believed to be in, or not opposed to, the best interest of Conscious Intention. A director or officer must be indemnified as to any matter in which he successfully defends himself.

The officers and directors of Conscious Intention are accountable to the stockholders of Conscious Intention as fiduciaries, which means such officers and directors are required to exercise good faith and integrity in handling Conscious Intention's affairs.

A stockholder may be able to institute legal action on behalf of himself and all other similarly situated stockholders, to recover damages where Conscious Intention has failed or has refused to observe the law. Stockholders may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce their rights, including rights under certain federal and state securities laws and regulations. Stockholders who have suffered losses in connection with the purchase or sale of their interest in Conscious Intention, due to a breach of fiduciary duty by an officer or director of Conscious Intention in connection with such sale or purchase including, but not limited to, the misapplication by any such officer or director of the proceeds from the sale of any securities, may be able to recover such losses from Conscious Intention.

Conscious Intention may not be liable to its stockholders for errors in judgment or other acts or omissions not amounting to intentional misconduct, fraud or a knowing violation of the law, since provisions have been made in the Articles of Incorporation and By-laws limiting such liability. The Articles of Incorporation and By-laws also provide for indemnification of the officers and directors of Conscious Intention in most cases for any liability suffered by them or arising out of their activities as officers and directors of Conscious Intention, if they had not engaged in intentional misconduct, fraud or a knowing violation of the law. Therefore, purchasers of these securities may have a more limited right of action that they would have except for this limitation in the Articles of Incorporation and By-laws. Conscious Intention has been advised that, it is the position of the SEC that, insofar as the foregoing provisions may be invoked to disclaim liability for damages arising under the Securities Exchange Act of 1934, such provisions are against public policy as expressed in the Securities Act and are therefore unenforceable.

Conscious Intention may also purchase and maintain insurance on behalf of directors and officers, insuring against any liability asserted against such persons incurred in the capacity of director or officer or arising out of such status, whether or not Conscious Intention would have the power to indemnify such persons.

INDEPENDENT ACCOUNTANTS

Conscious Intention's current auditor is the firm of Hansen, Barnett and Maxwell There have never been changes in, or disagreements with, accountants on accounting and/or financial disclosure.

WHERE YOU CAN FIND MORE INFORMATION

Conscious Intention files annual, quarterly and special reports, proxy statements and other information with the SEC. You can read and copy any materials that Conscious Intention files with SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain information about the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. Copies of these materials may also be obtained by mail from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows Conscious Intention to "incorporate by reference" the information it files with them, which means that Conscious Intention can disclose important information to you without re-printing the information in this Information Statement by referring you to prior and future filings with the SEC. The information Conscious Intention incorporates by reference is an important part of this Information Statement. Subsequent information that Conscious Intention files with SEC will automatically update and supersede this information.

Conscious Intention incorporates by reference the following documents filed by Conscious Intention pursuant to the Securities Exchange Act of 1934: (i) Conscious Intention's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006; and (ii) any future filings Conscious Intention makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act pertaining to this information statement. You may request a copy of these filings (other than an exhibit to any of these filings unless Conscious Intention has specifically incorporated that exhibit by reference into the filing), at no cost, by writing or telephoning Conscious Intention at the following address:

Conscious Intention, Inc.

6620 LAKE WASHINGTON BOULEVARD

SUITE 301

KIRKLAND WA 98033

You should rely only on the information Conscious Intention has provided or incorporated by reference in this Information Statement or any supplement. Conscious Intention has not authorized any person to provide information other than that provided here. Conscious Intention has not authorized anyone to provide you with different information. You should not assume that the information in this Information Statement or any supplement is accurate as of any date other than the date on the front of the document.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Andrew Hamilton
Andrew Hamilton
President and C.E.O.